BLACK HILLS FOREST, S. A.


			   CERTIFICATE OF AMENDMENT


1. The undersigned, being all the incorporators who executed the Certificate of Incorporation of BLACK HILLS FOREST, S. A., a corporation organized and existing under the Laws of the Republic of Panama, and all the subscribers to stock, hereby amend the Article 1 of said Certificate of Incorporation to read as follows:
   "1.   The name of the corporation is:
	       ROCHE CAPITAL CORPORATION"
2. BLACK HILLS FOREST, S. A. is a corporation organized by means of Notarial Document No. 14393 dated November 29, 1990, executed before Notary Public Number Three of the Circuit of Panama, Republic of Panama.
3. The Certificate of Incorporation of BLACK HILLS FOREST, S. A. was recorded in the Public Registry Office, Microfilm Section (Mercantile), Microfiche 241785, Roll 31108, Frame 0075 on December 4, 1990.
4.       No stock of the corporation has been issued.
	 IN WITNESS WHEREOF, this Certificate of Amendment is executed in the city of Panama, Republic of Panama, this 10th. day of March, 1994.

/s/ Ricardo A. Durling                 /s/ Luis A. Durling
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Ricardo A. Durling                     Luis A. Durling